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                                                                    EXHIBIT 99.4

                                 ENCYSIVE, L.P.
                    (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                                Table of Contents

Unaudited Balance Sheets as of March 31, 2003 and December 31, 2002

Unaudited Statements of Operations for the three months ended March 31, 2003 and March 31, 2002

Unaudited Statements of Cash Flows for the three months ended March 31, 2003 and March 31, 2002

Notes to Financial Statements

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                                 ENCYSIVE, L.P.
                    (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                            UNAUDITED BALANCE SHEETS

                                                                            (in thousands)
                                                                    March 31,           December 31,
                                                                      2003                  2002
                                                                   ------------         ------------
                           ASSETS
Current assets - cash                                              $      1,020         $          1
                                                                   ============         ============

                  LIABILITIES AND PARTNERS' DEFICIT
Current liabilities - accrued expenses payable to partners         $      3,407         $      5,235

Partners' deficit:
   General partner interests:
     ICOS-ET-GP LLC                                                          --                  (47)
     Encysive-ET, Inc.                                                       (5)                 (47)

   Limited partner interests:
     ICOS-ET-LP LLC                                                          --               (2,570)
     Encysive Pharmaceuticals Inc.                                       (2,382)              (2,570)
                                                                   ------------         ------------
Total partners' deficit                                                  (2,387)              (5,234)
                                                                   ------------         ------------
                                                                   $      1,020         $          1
                                                                   ============         ============

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                                 ENCYSIVE, L.P.
                    (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                       UNAUDITED STATEMENTS OF OPERATIONS

                                                          (in thousands)
                                                   Three Months Ended March 31,
                                                   ---------------------------
                                                     2003               2002
                                                   ---------         ---------
Operating expenses:

   Research and development
     Encysive Pharmaceuticals Inc.                 $   1,138         $   1,122
     ICOS Corporation                                  1,121             3,886

   General and administrative
     Encysive Pharmaceuticals Inc.                        46                --
     ICOS Corporation                                     81                12
                                                   ---------         ---------
          Total operating expenses                     2,386             5,020
                                                   ---------         ---------
Net loss                                           $  (2,386)        $  (5,020)
                                                   =========         =========

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                                 ENCYSIVE, L.P.
                    (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)

                       UNAUDITED STATEMENTS OF CASH FLOWS

                                                                          (in thousands)
                                                                    Three Months Ended March 31,
                                                                    ----------------------------
                                                                       2003              2002
                                                                    ----------         ---------
Cash flows from operating activities:
   Net loss                                                         $   (2,386)           (5,020)
   Adjustments to reconcile net loss to net cash used
     in operating activities:
     Accrued expenses payable to partners                               (1,828)              438
                                                                    ----------         ---------
             Net cash used in operating activities                      (4,214)           (4,582)
                                                                    ----------         ---------
Cash flows from financing activities:
   Partner contributions                                                 5,233             4,582
                                                                    ----------         ---------
             Net cash provided by financing activities                   5,233             4,582
                                                                    ----------         ---------
Net increase in cash                                                     1,019                 0
Cash at beginning of period                                                  1                 1
                                                                    ----------         ---------
Cash at end of period                                               $    1,020                 1
                                                                    ==========         =========

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                                 ENCYSIVE, L.P.
                    (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)
                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2003

(1)    BASIS OF PRESENTATION

       The accompanying unaudited consolidated financial statements of Encysive L.P. (the "Partnership") have been prepared in accordance with accounting principles generally accepted in the United States of America ("USA") for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. They do not include all information and notes required by accounting principles generally accepted in the USA for complete financial statements. It is recommended that these interim condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Texas Biotechnology Corporation Annual Report on Form 10-K for the year ended December 31, 2002. Except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements included therein. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for any other interim period, or for the year ending December 31, 2003.

(2)    ORGANIZATION AND BUSINESS OPERATIONS

       Encysive, L.P. (the "Partnership") is a development stage limited partnership that was formed on June 6, 2000 by Encysive Pharmaceuticals Inc., formerly Texas Biotechnology Corporation, a Delaware corporation ("Encysive") and ICOS-ET-LP LLC, a Washington limited liability company ("ICOS-LP"), as limited partners, and Encysive-ET Inc., a Delaware corporation ("ENCY-GP"), and ICOS-ET, GP LLC, a Washington limited liability company ("ICOS-GP"), as general partners. The Partnership was organized to develop and globally commercialize endothelin receptor antagonists. The Partnership was managed jointly by Encysive-GP and ICOS-GP. ICOS is the sole member of both ICOS-LP and ICOS-GP. Encysive is the sole member of Encysive-GP. Both Encysive and ICOS provide the Partnership with research and development services.

       From its inception through December 31, 2002, losses were allocated based on respective ownership interests. In January 2003, ICOS announced its conclusion that joint development of the endothelin receptor antagonist program through the Partnership should not continue. Pursuant to a letter agreement between ICOS and Encysive dated February 14, 2003 (the "Letter Agreement"), Encysive agreed to be responsible for all losses incurred by the Partnership subsequent to December 31, 2002.

(3)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (b)    RESEARCH AND DEVELOPMENT COSTS
              Research and development costs are expensed as incurred.

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                                 ENCYSIVE, L.P.
                    (A DEVELOPMENT STAGE LIMITED PARTNERSHIP)
                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2003

       (c)    INCOME TAXES
              No Federal income tax expense or benefit is included in the financial statements since such taxes, if any, are payable or recoverable by each partner.

(4)    FINANCING

       The Partnership has experienced recurring losses from operations and has a partner's deficit of $2.4 million at March 31, 2003, which raises substantial doubt about its ability to continue as a going concern.

       Pursuant to the terms of the Letter Agreement, Encysive agreed to be responsible for 100% of all costs and expenses of the Partnership incurred after December 31, 2002, through June 30, 2003, or earlier termination of the Letter Agreement upon mutual consent of both parties.

(5)    SUBSEQUENT EVENTS

       On April 22, 2003, Encysive and ICOS executed a purchase and sale agreement (the "Agreement") pursuant to which Encysive purchased the partnership interest of ICOS and its subsidiaries in Encysive, L.P. (the "Acquisition"). Under the Agreement, Encysive agreed to pay to ICOS a purchase price of $10 million, of which $4 million was paid on April 22, 2003. The remaining $6 million is payable pursuant to a secured promissory note (the "Note") which requires a payment of $4 million on April 22, 2004, and a payment of $2 million on October 22, 2004. The outstanding principal balance of the Note shall accrue interest at a rate which approximates the three-month London interbank offering rate for U.S. Dollars (LIBOR) plus 1.5%. The interest rate was established on April 22, 2003 at approximately 2.82% and will be adjusted on the first business day of each April, July, October and January thereafter (the LIBOR Adjustment Dates). Interest is payable on or before the tenth day after each LIBOR Adjustment Date. Encysive's obligations under the Note are secured with an irrevocable standby letter of credit, for which the Company has pledged marketable securities with a value of approximately $7 million. Pursuant to the Agreement, the partnership name was changed from ICOS-Texas Biotechnology, L.P. to Encysive, L.P.